                                                                   EXHIBIT 10.19







                         TANISYS TECHNOLOGY, INC. 401(K) PLAN

                               SUMMARY PLAN DESCRIPTION

                               SUMMARY PLAN DESCRIPTION
                                  TABLE OF CONTENTS
                                  -----------------

                                                                          PAGE
                                                                          ----
I    INTRODUCTION                                                           1
     ------------

II   PLAN DATA
     Agent for Service Of Legal Process                                     1
     Effective Date                                                         1
     Employer                                                               1
     Plan Administrator                                                     1
     Plan Year                                                              1
     Trustee                                                                1
     Type of Administration                                                 1
     Type of Plan                                                           1

III  DEFINITIONS
     Allocation Date(s)                                                     1
     Break In Service                                                       2
     Compensation                                                           2
     Disability                                                             2
     Early Retirement                                                       2
     Effective Date                                                         2
     Elective Deferral                                                      2
     Entry Date                                                             2
     Family Member                                                          2
     Highly Compensated Employee                                            3
     Hour Of Service                                                        3
     Maternity/Paternity Leave                                              3
     Normal Retirement Age                                                  3
     Spouse                                                                 3
     Taxable Wage Base                                                      3
     Year Of Service                                                        4

IV   ELIGIBILITY REQUIREMENTS AND PARTICIPATION                             4

V    EMPLOYEE CONTRIBUTIONS                                                 4
     Elective Deferrals                                                     4
     Rollover And Transfer Contributions                                    5

VI   EMPLOYER CONTRIBUTIONS                                                 5
     Contribution Formula                                                   5
     Eligibility For Allocation                                             6

VII  GOVERNMENT REGULATIONS                                                 7

VIII PARTICIPANT ACCOUNTS                                                   7

IX   VESTING                                                                7
     Determining Vested Benefit                                             7
     Payment of Vested Benefit                                              8
     Loss Of Benefits                                                       8
     Reallocation of Forfeiture                                             8
     Reemployment                                                           9

X    TOP-HEAVY RULES                                                       10

XI   RETIREMENT BENEFITS AND DISTRIBUTIONS                                 10
     Retirement Benefits                                                   10
     Distributions During Employment                                       11
     Hardship Withdrawals                                                  11
     Beneficiary                                                           12
     Death Benefits                                                        12
     Form Of Payment                                                       12
     Rollover of Payment                                                   12
     Time Of Payment                                                       13

XII  INVESTMENTS                                                           13
     Alternative Investments/Investment Direction Under A Trust Fund       13
     Investment Responsibility                                             13
     Employee Investment Direction                                         14
     Participant Loans                                                     14

XIII ADMINISTRATION                                                        14
     Plan Administrator                                                    14
     Trustee                                                               15
     Recordkeeper                                                          15

XIV  AMENDMENT AND TERMINATION                                             16

XV   LEGAL PROVISIONS                                                      16
     Rights Of Participants                                                16
     Fiduciary Responsibility                                              17
     Employment Rights                                                     17
     Benefit Insurance                                                     17
     Claims Procedure                                                      17
     Assignment                                                            18
     Questions                                                             18
     Conflicts With Plan                                                   18

     INTRODUCTION

     Your Employer has established a retirement plan to help supplement your retirement income. Under the program, the Employer makes contributions to a Trust Fund which will pay you a benefit at retirement. Details about how the Plan works are contained in this summary. While the summary describes the principal provisions of the Plan, it does not include every limitation or detail. If there is a discrepancy between this booklet and the official Plan document, the Plan document shall govern. You may obtain a copy of the Plan document from the Plan Administrator. The Plan Administrator may charge a reasonable fee for providing you with the copy.

II   PLAN DATA

   A.   AGENT FOR SERVICE OF LEGAL PROCESS:     The Employer or Trustee.

   B.   EFFECTIVE DATE:              January 1, 1995

   C.   EMPLOYER:                    Tanisys Technology, Inc.
        Address:                     12201 Technology Blvd., #130
                                     Austin, TX 78727
        Telephone No.:               (512) 258-3570
        Tax I.D.  No.:               74-2656846
        Plan No.:                    002

   D. PLAN ADMINISTRATOR: The Employer has been designated to serve as Plan Administrator.

   E. PLAN YEAR: The 12-month period beginning on January 1 and ending on December 31.

   F.   TRUSTEE:                     Capital Guardian Trust Company
        Address:                     P.O.  Box 2226
                                     Brea, CA 92622-2226
        Telephone No.:               (714) 671-7000

   G.   TYPE OF ADMINISTRATION:              Trust Fund

   H.   TYPE OF PLAN:  Cash or Deferred [401(k)] Plan

III  DEFINITIONS

     A. ALLOCATION DATE(S). The date(s) on which a Participant's account is adjusted to reflect increases and decreases in the value. This Plan will use monthly Allocation Dates.

     B. BREAK IN SERVICE. A Plan Year during which you are not credited with or are not paid for more than 500 hours. If you go into the military service of the United States, you are considered terminated as long as you return to work within the time required by law. If you separate from employment and incur a Break in Service, all contributions to your various accounts are suspended. [See special rules relating to maternity and paternity leave below. Also see Section VI(B) to determine your eligibility to share in the Employer's Contribution if you separate from employment, but do not incur a Break in Service.]
          If a Break in Service occurs and you return to full time employment with the Employer, your rights are explained in the section entitled "Vesting".

     C. COMPENSATION. Your total salary, pay, or earned income from the Employer, as reflected on tax Form W-2, which is subject to withholding when earned. Compensation will include amounts received by you during the Plan Year. Compensation shall be limited to $150,000 as adjusted for inflation.

          Compensation shall include amounts deferred under 401(k) plans,
          Section 125 cafeteria plans and certain other plans of deferred compensation. Compensation shall be limited to Compensation earned while a Participant.

     D. DISABILITY. A potentially permanent illness or injury, as certified to by a physician who is approved by the Employer, which prevents you from engaging in work for which you are qualified for a period of at least 12 months.

     E. EARLY RETIREMENT. You may retire early upon reaching age 55 and completion of 0 Years of Service. If you terminate employment after completing the required number of Years of Service, but before attaining the required age, you may elect Early Retirement after attaining the required age.

     F. EFFECTIVE DATE. The date on which the Plan starts or an amendment is effective.

     G. ELECTIVE DEFERRAL. Employer contributions made to the Plan at your election, instead of being given to you in cash as part of your salary. You can elect to defer a portion of your salary, instead of receiving it in cash, and your Employer will contribute it to the Plan on your behalf.

     H. ENTRY DATE. The date on which you enter the Plan. Your Entry Date will be the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which you satisfy the eligibility requirements.

     I. FAMILY MEMBER. The Spouse or lineal ascendant or descendant (or Spouse thereof) of either a more than 5% owner of the Employer or one of the ten highest compensated Highly Compensated Employees of the Employer.

     J. HIGHLY COMPENSATED EMPLOYEE. Any Employee who during the current or prior Plan Year (1) was a more than 5% owner, (2) received more than $75,000 in Compensation as adjusted for inflation (3) received more than $50,000 in Compensation as adjusted for inflation and was in the top 20% of Employees when ranked by Compensation, or (4) was an officer receiving more than $45,000 in Compensation as adjusted for inflation. Family Members of any 5% owner, or Highly Compensated Employee in the group of the ten Employees with the greatest Compensation, will be combined as if they were one person for purposes of Compensation and contributions. If you are not currently or never were Highly Compensated, or a Family Member of a Highly Compensated Employee, you are a non-Highly Compensated Employee.

     K. HOUR OF SERVICE. You will receive credit for each hour you are (1) paid for being on your job, (2) paid even if you are not at work (vacation, sickness, leave of absence, or Disability), or (3) paid for back pay if hours were not already counted. A maximum of 501 hours will be credited in any year for periods during which you are not at work but are paid. Hours of Service will be calculated based on actual hours.

     L. MATERNITY/PATERNITY LEAVE. You may be eligible for additional Hours of Service if you leave employment, even if temporarily, due to childbirth or adoption. If this is the case, you will be credited with enough hours (up to 501) of service to prevent a Break in Service, either in the year you leave employment or the following year. For example, if you have 750 Hours of Service in the year that your child is born, you would not get any more hours credited for that Plan Year since you do not have a Break in Service. Therefore, if you do not return to employment the following year, you will get 501 Hours of Service so you will not have a Break in Service in that year. Alternatively, if you do return the following year, but work only 300 hours, you will receive an additional 201 hours in order to prevent a break. These Hours of Service for maternity or paternity leave must all be used in one Plan Year. They are used only to prevent a Break in Service and not for calculating your Years of Service for eligibility, vesting or benefits.

     M.   NORMAL RETIREMENT AGE.  The attainment of age 65.

     N. SPOUSE. The person to whom you are or were legally married, or your common law spouse if common law marriage is recognized by the state in which you live. In order for your Spouse to receive a benefit under this Plan, he or she may not predecease you. A former spouse may be treated as a "Spouse" under this definition if recognized as such under a Qualified Domestic Relations Order as explained at Section XV(F) of this Summary Plan Description.

     O. TAXABLE WAGE BASE. The amount of your Compensation subject to FICA tax on the first day of each Plan Year.

     P.   YEAR OF SERVICE.

          ELIGIBILITY

          For purposes of determining your eligibility to participate in the Plan, a Year of Service is a 12-consecutive-month period beginning on your date of hire during which you are credited with at least 1000 Hours of Service.

          CONTRIBUTION

          For purposes of determining whether or not you are entitled to have a contribution allocated to your account, a Year of Service is a 12-consecutive-month period, which is the same as the Plan Year, during which you are credited with at least 1000 Hours of Service.

          VESTING

          For purposes of determining the extent to which you are vested in your account balance, a Year of Service is a 12-consecutive-month period, which is the same as your employment year, during which you are credited with 1000 Hours of Service.

IV   ELIGIBILITY REQUIREMENTS AND PARTICIPATION

     You are eligible to participate in this Plan upon completing 1 Year of Service and attaining age 21.

     Your participation in the Plan will begin on the Entry Date defined at
     Section III. If you are employed on the Plan's Effective Date, you do not have to satisfy the age and Service requirements specified above.

V    EMPLOYEE CONTRIBUTIONS

     A.   ELECTIVE DEFERRALS

          You, as an eligible Employee, may authorize the Employer to withhold from 0% up to 15% of your Compensation, not to exceed $7,000 as adjusted for inflation, and to deposit such amount in the Plan trust. If you participate in a similar plan of an unrelated employer and your Elective Deferrals under this Plan and the other plan exceed the $7,000 limit, for a given year you must designate one of the Plans as receiving an excess amount. If you choose this Plan as the one receiving the excess, you must notify the Plan Administrator by March 1 of the following year so that the excess and any income thereon may be returned to you by April 15. You may increase, decrease, or terminate your Elective Deferral percentage on the first day of each month of the Plan Year.

          If you stop your contributions, you may not start deferring again for a period of 1 months. The Employer may also reduce or terminate your withholdings if required to maintain the Plan's qualified status.

     B.   ROLLOVER AND TRANSFER CONTRIBUTIONS

          Rollover and Transfer contributions are permitted. You may make a Rollover or Transfer Contribution prior to becoming a Participant. An Employer can refuse to allow Transfer Contributions to its profit-sharing Plan if the transfer will affect the Plan's ability to offer lump sum distributions as the normal form of distribution.

          A rollover or transfer of your retirement benefits may originate from another qualified retirement plan or special individual retirement arrangement (known as a "conduit" IRA) to this Plan. If you have already received a lump-sum payment from another qualified retirement plan, or if you received payment from another qualified plan and placed it in a separate "conduit" IRA, you may be eligible to redeposit that payment to this Plan. The last day you may make a Rollover Contribution to this Plan is the 60th day after you receive the distribution from the other plan or IRA. A transfer occurs when the trustee of the old plan transfers your assets to this Plan. If you believe you qualify for a transfer or rollover, see the Plan Administrator for more details.

VI   EMPLOYER CONTRIBUTIONS

     A.   CONTRIBUTION FORMULA

          ELECTIVE DEFERRALS:

          The Employer will contribute all Compensation which you elect to defer to the Plan within the limits outlined in Section V(A).

          MATCHING CONTRIBUTIONS:

          The Employer may make a Matching Contribution to each Participant based on his or her Elective Deferrals in a percentage set by the Employer prior to the end of each Plan Year. The Employer shall not match your Elective Deferrals that are in excess of 6% of your Compensation.

          The time period which will be used for determining the amount of Matching Contributions owed shall be annually.

          The Employer has the right to designate all or a portion of the Matching Contributions as "Qualified." To the extent Matching Contributions are so designated, they are nonforfeitable and may not be withdrawn from the Plan prior to separation from Service or attainment of age 59-1/2.

          Employer Matching Contributions will only be made on Elective Deferrals made to the Plan. Elective Deferrals withdrawn prior to the end of the Plan Year will not receive Matching Contributions.

          QUALIFIED NON-ELECTIVE CONTRIBUTIONS:

          The Employer may also contribute an additional amount determined in its sole judgment. This additional contribution, if any, will be allocated to only non-Highly Compensated Participants, in proportion to each eligible Employee's Compensation as a ratio of all eligible Employees' Compensation. These Contributions will be nonforfeitable and subject to withdrawal restrictions.

          DISCRETIONARY:

          The Employer may also contribute an additional amount determined in its sole judgment. Such additional contribution, if any, shall be allocated to each Participant in proportion to his or her Compensation for the Plan Year earned while a Participant. A Participant will also receive an allocation with respect to his or her Compensation in excess of the Taxable Wage Base.

     B.   ELIGIBILITY FOR ALLOCATION

          The Employer's Contribution will be made to all Participants who are employed at the end of the Plan Year provided that the Participant has completed a Year of Service during the Plan Year. The Employer shall also make matching and other related contributions as indicated below to Employees who terminate during the Plan Year as a result of:

          Matching    Other

          X           X       (i)     Retirement.
          X           X       (ii)    Disability.
          X           X       (iii)   Death.

                              (iv) Other termination of employment provided that the Participant has completed 1000 Hours of Service.
                              (v) Other termination of employment without regard to the number of Hours of Service the Participant has completed.
                              (vi)    Termination of employment (for any
                                      reason) provided that the Participant has completed 1000 Hours of Service.

VII  GOVERNMENT REGULATIONS

     The federal government sets certain limitations on the level of contributions which may be made to a Plan such as this. There is also a "percentage" limitation which means that the percentage of Compensation which you may contribute (both Elective Deferrals and, if applicable, Voluntary Contributions) depends on the average percentage of Compensation that the other Participants are contributing. Simply stated, all Participants are divided into 2 categories. Highly Compensated and non-Highly Compensated. The average contribution for each group is calculated and compared. If a Highly Compensated Participant is contributing more than he or she is allowed, the excess plus or minus any gain or loss will be returned. Keep in mind that if you are a 5% owner of the business or one of the ten highest paid Highly Compensated employees, you will be combined with your Family Members for the purpose of calculating such percentages.

VIII PARTICIPANT ACCOUNTS

     The Employer will set up a recordkeeping account in your name to show the value of your retirement benefit. The Employer will make the following additions to your account:

     A. your allocated share of the Employer's Contribution (including your Elective Deferrals).

     B. the amount of your Transfer Contributions and Rollover Contributions, if any, and

     C. your share of investment earnings and appreciation in the value of investments.

     The Employer will make the following subtractions from your account:

     D.   any withdrawals or distributions made to you, and

     E. your share of investment losses and depreciation in the value of investments.

     F. your share of administrative fees and expenses paid out of the Plan, if applicable.

     The Employer will value your account daily and will provide you with a statement of account activity at least once annually.

IX   VESTING

     A.   DETERMINING VESTED BENEFIT

          Vesting refers to your earning or acquiring a nonforfeitable right to the full amount of your account. Any Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions, Rollover Contributions,

          Transfer Contributions, plus or minus any earnings or losses, are always 100% vested and cannot be forfeited for any reason. Any contribution not listed in the previous sentence, and the earnings or losses thereon, will vest in accordance with the following table:

                                YEARS OF SERVICE
        ----------------------------------------------------------------
           1         2         3         4         5         6         7
        ----      ----      ----      ----      ----      ----      ----
          10%      20%        40%      60%      100%


          You are considered to have completed 1 Year of Service for purposes of vesting upon the completion of 1000 Hours of Service at any time during a Plan Year.

          You automatically become fully vested, regardless of the vesting table, upon attainment of Normal Retirement Age, Early Retirement Age, upon retirement due to Disability, upon death, and upon termination of the Plan.

     B.   PAYMENT OF VESTED BENEFIT

          If you separate from Service before your retirement, death or Disability, you may request early payment of your vested benefit by submitting a written request to the Plan Administrator. If you vested account balance at the time of termination or at the time of any prior distributions exceeds or exceeded $3,500, you may defer the payment of your benefit until April 1 of the calendar year following the calendar year during which you attain age 70-1/2. The Employer will immediately pay any vested benefit not in excess of $3,500. The portion of your account balance to which you are not vested is called a "forfeiture" and remains in the Plan to reduce the Employer's Contribution for the year.

     C.   LOSS OF BENEFITS

          There are only two events which can cause the loss of all or a portion of your account. One is termination of employment before your are 100% vested according to the vesting provisions described at IX(A) and the other is a decrease in the value of your account from investment losses or administrative expenses and other costs of maintaining the Plan.

     D.   REALLOCATION OF FORFEITURE

          If you receive the vested portion of your account upon separation from service, the Employer will forfeit and reallocate the nonvested portion of your account. If you have not received a distribution of your vested balance, your nonvested portion will be forfeited at the end of the Plan Year during which you incur your fifth consecutive 1-year Break in Service.

     E.   REEMPLOYMENT

          If you terminate service with your Employer, then later become reemployed, you will become a Participant as of the next Entry Date [see Section III] upon returning to employment. If you are not a member of an eligible class and later become a member of the eligible class, you shall participate immediately if you have satisfied the minimum age and service requirements. Should you become ineligible to participate because you are no longer a member of an eligible class, you shall participate upon your return to an eligible class. All years of prior Service will be counted when calculating your vested percentage in your new account balance. The following rules apply in connection with reemployed Participants.

          (a) TERMINATED PARTIALLY VESTED PARTICIPANTS. If you terminate employment and receive payment of your partially vested interest and are reemployed prior to incurring five consecutive one-year Breaks in Service, you have the right to buy back the non vested portion of your account if it was forfeited. If your non vested balance was not forfeited it will still be part of your account and the buy back is not necessary. If a buy back is necessary to regain the forfeiture, you must redeposit the amount paid to you without interest within five years of your date of reemployment. If you do not repay the amount you received, the nonvested portion of your Employer account will be permanently forfeited. Whether you repay or not, your prior Service will count toward vesting service for future Employer contributions.

               FOR EXAMPLE, assume that you quit your job with your current Employer. At the time of termination you had completed four Years of Service and had accrued a total benefit of $10,000 under the retirement play. Although this amount had been allocated to your account, you were only 40% vested in that amount when you left. You decided to take a distribution of your vested account balance (40% of $10,000, or $4,000) when you quit. The nonvested balance of your account ($6,000) was forfeited. Three years later, you became reemployed by the same Employer. Since you were reemployed within 5 years, you have the right to repay the $4,000 distribution you received when you quit. You would have to repay the $4,000 within 5 years of being rehired. If you do so, the nonvested portion of your account ($6,000) which was forfeited when you left will be restored to your account. After restoration, you will be vested in 40% of this account, but your vested percentage will increase based on your Years of Service after your reemployment. Your prior Service will ALWAYS count towards vesting of Employer Contributions which you will receive after reemployment, whether or not you decide to repay and restore your prior account.

               (b) Terminated Non-Vested Participants. If you were not vested in any portion of your Employer Contribution account prior to your separation from service and are reemployed before incurring five consecutive one-year Breaks in Service, you will be credited for vesting with all pre-break and post-break service. Your prior account balance will automatically be restored and will continue to vest in that account. If you are reemployed after incurring five consecutive one-year Breaks in Service, you will lose your prior account balance, but your pre-break Years of Service will count towards vesting, in your new account balance.

X.   TOP HEAVY RULES

     A "top-heavy" plan is one in which more than 60% of the contributions or benefits are attributable to certain "key employees," such as owners, officers and stockholders. The Plan Administrator is responsible for determining each year if the Plan is "top-heavy." If the Plan becomes top-heavy, special rules apply to the allocation of the Employer's contribution. These special rules require that only Participants who are not key employees will generally receive an allocation of the Employer's contribution equal to 3% of Compensation, or if less, the greatest percentage allocated to the account of any key employee. All participants are entitled to receive a minimum allocation upon completing at least one Hour of Service in the top-heavy Plan Year provided they are employed on the last day of the Plan Year. The Employer's minimum contribution can be satisfied by another Employer sponsored retirement plan, if so elected by the Employer. The following vesting schedule shall apply for the Plan Year the Plan becomes top-heavy, for any type of Employer Contribution, unless the Employer has already elected a faster schedule:

                                YEARS OF SERVICE

           1         2         3         4         5         6
        ----      ----      ----      ----      ----      ----
         0%        20%        40%      60%        80%      100%


XI   RETIREMENT BENEFITS AND DISTRIBUTIONS

     A.   RETIREMENT BENEFITS

          The full value of your account balance is payable at your Normal Retirement Age, even if you continue to work, or you may defer payment until April 1 following the year you reach age 70-1/2. If you work beyond your Normal Retirement Age, you will continue to fully participate in the Plan.

     B.   DISTRIBUTIONS DURING EMPLOYMENT

          Upon the completion of five Years of Service, benefits attributable to Employer contributions, allocated to your account(s), are available for withdrawal.

          If applicable, benefits attributable to your Voluntary contributions under the Plan plus any rollovers are available for withdrawal upon request to the Plan Administrator. Transfers Contributions may be withdrawn only if they originate from plans meeting certain safe harbor provisions.

     C.   HARDSHIP WITHDRAWALS

          You may file a written request for a hardship withdrawal of the portion of your account balance attributable to Elective Deferrals and certain Employer Contributions to the extent vested. You must generally have your Spouse's written consent for a hardship withdrawal unless you are advised otherwise by the Plan Administrator. Prior to receiving a hardship distribution, you must take any other distribution and borrow the maximum non-taxable loan amount allowed under this and other plans of the Employer. Note, however, that if the effect of the loan would be to increase the amount of your financial need, you are not required to take the loan. For example, if you needs funds to purchase a principal residence, and a plan loan would disqualify you from obtaining other necessary financing, you do not have to take the loan. Hardship withdrawals may be authorized by the Employer for the following reasons:

          (a) to assist you in purchasing a personal residence which is your primary place of residence (not including mortgage payments),

          (b) to assist you in paying tuition expenses for you, your Spouse, or your dependents, for the next twelve months of post-secondary education,

          (c) to assist you in paying certain expenses incurred or necessary on behalf of you, your Spouse, or your dependents for hospitalization, doctor or surgery expenses which are not covered by insurance, or

          (d) to prevent your eviction from or foreclosure on your principal residence.

          Any hardship distribution is limited to the amount needed to meet the financial need. Hardship withdrawals must be approved by the Employer and will be administered in a non-discriminatory manner. Such withdrawals will not affect your eligibility to continue to participate in Employer Contributions to the Plan. Your right to make Voluntary Contributions and Elective Deferrals will be suspended for twelve months. Any withdrawals you receive under these rules may not be recontributed to the Plan and may be subject to taxation, as well as an additional 10% penalty tax if the withdrawal is received before you reach age 59-

          1/2. These payments shall also be subject to a mandatory 20% withholding for income tax purposes.

     D.   BENEFICIARY

          Every Participant or former Participant with benefits may designate a person or persons who are to receive benefits under the Plan in the event of his or her death. The designation must be made on a form provided by and returned to the Plan Administrator. You may change your designation at any time. If you are married, your beneficiary will automatically be your Spouse. If you and your Spouse wish to waive this automatic designation, you must complete a beneficiary designation form. The form must be signed by you and, if applicable, your Spouse in front of a Plan representative or a Notary Public.

     E.   DEATH BENEFITS

          In the event of your death, the full value of your account is payable to your beneficiary in a lump sum.

     F.   FORM OF PAYMENT

          When benefits become due, you or your representative should apply to the Employer requesting payment of your account and specifying the manner of payment. The normal or automatic form of payment is a lump sum.

     G.   ROLLOVER OF PAYMENT

          If your benefits qualify as eligible rollovers, you have the option of having them paid directly to you, when they become due, or having them directly rolled over to another qualified plan or an IRA. If you do not choose to have the benefits directly rolled over, the Plan is required to automatically withhold 20% of your payment for tax purposes. If you do choose to have the payment made to you, you still have the option of rolling over the payment yourself to a qualified plan or an IRA within sixty days (first check with a tax advisor to make sure it is an eligible rollover). However, 20% of your payment will still be withheld. The following example illustrates how this works:

          For example, if you have $100,000 in your vested account balance and choose to have the payment of your benefits made directly to an IRA or another qualified play, the entire $100,000 will be transferred to the trustee of the other plan or the IRA, and you will treat the entire amount as a rollover on your tax return so that you will not pay taxes on the entire amount. If you choose not to have the account transferred directly to an IRA or qualified plan, 20% or $20,000 will automatically be withheld from your payment. Thus, you will receive only $80,000 as a distribution of your benefits. In order to roll the entire amount over into your IRA, you would have to come up with $20,000 out of your own pocket to make up the difference. If this is done, the $20,000 which was withheld may be returned when you file your taxes at the end of the year. However, if you are unable to produce the extra cash, the rollover amount will only be $80,000, and the other $20,000 which was withheld will be treated as taxable income to you. If you are under age 59-1/2 when you receive your benefit payment, the withheld amount will also be subject to the 10% early distribution penalty.

          Certain benefit payments are not eligible for rollover and therefore will also not be subject to the 20% mandatory withholding. They are as follows:

               1.   installments paid over life;
               2.   installments for a period of at least 10 years; and
               3.   minimum required distributions at age 70-1/2.

          There are also several operational exceptions and a "de minimis" exception for payments of less than $200. Also Employee Voluntary contributions are not eligible for rollover.

     H.   TIME OF PAYMENT

          If you retire, become disabled, or die, payments will start as soon as administratively feasible following the date on which a distribution is requested by you or is otherwise payable.

          If you terminate for a reason other than death, Disability, or retirement, payments will start as soon as administratively feasible following the date on which a distribution is requested by you or is otherwise payable.

XII  INVESTMENTS

     A.   ALTERNATIVE INVESTMENTS/INVESTMENT DIRECTION UNDER A TRUST FUND

          The monies contributed to the Plan may be invested in any security or form of property considered prudent for a retirement plan. Such investments include common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, or insurance contracts. An institutional Trustee may invest in its own deposits or those of affiliates which bear a reasonable interest rate, or in a group of collective trust maintained by such Trustee.

     B.   INVESTMENT RESPONSIBILITY

          The Plan's assets are held by the Trustee who is identified in Section II of this Summary. The Trustee is responsible for the safekeeping of plan assets and the investment of such assets at the direction of the Plan Administrator.

     C.   EMPLOYEE INVESTMENT DIRECTION

          Participants may direct the investments of their accounts among alternative investment funds provided under the Plan. The investment funds available to you and the procedures for making an election are shown in a separate Investment Election Form which can be obtained from the Plan Administrator. You may change your investment selection and move monies from one fund to another in accordance with the rules established by the Plan Administrator.

     D.   PARTICIPANT LOANS

          Participant loans are permitted under the Plan. In order to get a loan from the Plan, you must make application to the Plan Administrator. Loans must be approved by the Plan Administrator and are subject to a strict set of rules established by law. The rules are covered in a separate Loan Application Form and Promissory Note Form. These Forms are available from the Plan Administrator.

XIII      ADMINISTRATION

          The Plan will be administered by the following parties:

     A.   PLAN ADMINISTRATOR

          The Employer is the party who has established the Plan and who has overall control and authority over administration of the Plan. The Employer's duties as Plan Administrator include:

          (a) appointing the Plan's professional advisors needed to administer the Plan including, but not limited to, an accountant, attorney, actuary, or administrator,

          (b) directing the Trustee or Recordkeeper with respect to payments from the Fund,

          (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures and domestic relations orders,

          (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other government agency,

          (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer,

          (f) ensuring that all Plan Loans are in compliance with legal requirements,

          (g) obtaining a legal determination of the qualified status of all qualified domestic relations orders and complying with all legal requirements,

          (h) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

          (i) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation and application thereof is final.

     B.   TRUSTEE

          The Trustee shall be responsible for the administration of investments held in the Trust Fund. These duties shall include:

          (a)  receiving contributions under the terms of the Plan,

          (b) safekeeping of plan assets and the investment of such assets at the direction of the Plan Administrator,

          (c) making distributions from the Fund in accordance with written instructions received from the Plan Administrator, Recordkeeper or another authorized Employer representative,

          (d) keeping accounts and records of the financial transactions of the Trust Fund, and

          (e) rendering an annual report of the Trust Fund showing the financial transactions for the Plan Year.

     C.   RECORDKEEPER

          The Recordkeeper shall be responsible for maintaining Plan records. These duties shall include:

          (a)  transmit Employer directives to the Trustee,

          (b)  keep accurate records regarding the Trust Fund administration,

          (c)  account for any Participant Loans, and

          (d)  any other duties necessary and as agreed upon.

XIV  AMENDMENT AND TERMINATION

     The Employer may amend the Plan at any time, provided that no amendment will divert any part of the Plan's assets to any purpose other than for the exclusive benefit of you and the other Participants in the Plan or eliminate an optional form of distribution. The Employer may also terminate the Plan. In the event of an actual Plan termination, all amounts credited to your account will be fully vested and will be paid to you. Depending on the facts and circumstances, a partial termination may be found to occur where a significant number of Employees are terminated by the Employer or excluded from Plan participation. In case of a partial termination, only those affected will become 100% vested.

XV   LEGAL PROVISIONS

     A.   RIGHTS OF PARTICIPANTS

          As a Plan Participant, you have certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). The law says that you are entitled to:

          (a) Examine, without charge, all documents relating to the operation of the Plan and any documents filed with the U.S. Department of Labor. These documents are available for review in the Employer's offices during regular business hours.

          (b) Obtain copies of all Plan documents and the other Plan information upon written request to the Employer. The Employer may make a reasonable charge for producing the copies.

          (c) Receive from the Employer at least once each year a summary of the Plan's annual financial report.

          (d) Obtain, at least once a year, a statement of the total benefits accrued for you, and your nonforfeitable (vested) benefits, if any. The Plan provides that you will receive this statement automatically. If you are not vested, you may request a statement showing the date when you will begin to vest in your account.

          (e) File suit in a federal court, if any materials requested are not received within 30 days of your request, unless the materials were not sent because of matters beyond the control of the Employer. If you are improperly denied access to information you are entitled to receive, the Employer may be required to pay up to $100 for each day's delay until the information is provided to you.

     B.   FIDUCIARY RESPONSIBILITY

          ERISA also imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries." Fiduciaries must act solely in you interest as a Plan Participant and they must exercise prudence in the performance of their duties. Fiduciaries who violate ERISA may be removed and required to reimburse any losses they have caused you or other Participants in the Plan.

     C.   EMPLOYMENT RIGHTS

          Participation in the Plan is not a guarantee of employment. However, the Employer may not fire you or discriminate against you to prevent you from becoming eligible for the Plan or from obtaining a benefit or exercising your rights under ERISA.

     D.   BENEFIT INSURANCE

          Your benefits under this Plan are not insured by the Person Benefit Guaranty Corporation since the law does not require plan termination insurance for this type of plan.

     E.   CLAIMS PROCEDURE

          If you feel you are entitled to a benefit under the Plan, mail or deliver your written claim to the Plan Administrator. The Plan administrator will notify you, your beneficiary, or authorized representative of the action taken within 60 days of receipt of the claim. If you believe that you are being improperly denied a benefit in full or in part, the Employer must give you a written explanation of the reason for the denial. If the Employer denies your claim, you may, within 60 days after receiving the denial, submit a written request asking the Employer to review your claim for benefits. Any such request should be accompanied by documents or records in support of your appeal. You, your beneficiary, or your authorized representative may review pertinent documents and submit issues and comments in writing. If you get no satisfaction from the Employer, you have the right to request assistance from the U.S. Department of Labor or you can file suit in a state or federal court. Service of legal process may be made upon the Plan Trustee or the Plan Administrator. If you are successful in your lawsuit, the court may require the Employer to pay your legal costs, including your attorney's fees. If you lose, and the court finds that your claim is frivolous, you may be required to pay the Employer's legal fees.

     F.   ASSIGNMENT

          Your rights and benefits under this Plan cannot be assigned, sold, transferred or pledged by you or reached by your creditors or anyone else except under a qualified domestic relations order (QDRO) is a court order issued under state domestic relations law relating to divorce, legal separation, custody, or support proceedings. The QDRO recognizes the right of someone other than you to receive your Plan benefits. You will be notified if a QDRO relating to your Plan benefits is received. Receipt of a qualified domestic relations order shall allow for an earlier than normal distribution to the person(s) other than the Participant listed in the order.

     G.   QUESTIONS

          If you have any questions about this statement of your rights under ERISA, please contact the Employer or the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

     H.   CONFLICTS WITH PLAN

          This booklet is not the Plan document, but only a Summary Plan Description of its principal provisions and not every limitation or detail of the Plan is included. Every attempt has been made to provide concise and accurate information. However, if there is a discrepancy between this booklet and the official Plan document, the Plan document shall prevail.